Exhibit 10.2

FIRST AMENDMENT

TO

CREDIT AGREEMENT (24-MONTH) AND NOTE

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (24-MONTH) AND NOTE (this “Amendment”) is dated as of May 26, 2004, by and between EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, as Lender.

RECITALS

A. Lender and Borrower are parties to a Credit Agreement (24-Month) dated as of January 28, 2004 (the “Credit Agreement”).

B. Pursuant to the Credit Agreement, Borrower executed and delivered to Lender that certain note in the amount of Fifteen Million Dollars ($15,000,000) (“Note”).

C. Borrower has requested, and Lender has agreed subject to satisfaction of the conditions set forth herein, to modify the Credit Agreement and Note to increase the loan Commitment to Thirty Million Dollars ($30,000,000).

D. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

AMENDMENTS TO CREDIT AGREEMENT AND NOTE

This Amendment shall be deemed to be an amendment to the Credit Agreement and the Note and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

1.1 The definition of “Commitment” contained in Section 1.01 (Defined Terms) of the Credit Agreement is amended and restated in its entirety as follows:

“Commitment means $30,000,000 as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement.”

1.2 The Note is hereby amended as follows: All references to “$15,000,000” are hereby deleted and replaced with “$30,000,000” and all references to “FIFTEEN MILLION AND NO/100THS DOLLARS” are hereby deleted and replaced with “THIRTY MILLION AND NO/100THS DOLLARS”.

ARTICLE 2

CONDITIONS TO EFFECTIVENESS OF AMENDMENT

2.1 The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of Lender, in its sole discretion, of the following conditions precedent:

(a) Borrower shall have executed and delivered to Lender this Amendment;

(b) Lender shall have received the additional $25,000 up front fee from Borrower. Such up front fee is consideration for the increase of the Commitment to $30,000,000 under this Amendment and is fully earned on the date paid. The up front fee paid Lender is solely for its own account and is nonrefundable;

(c) Lender shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to its satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment; and

(d) Lender shall have received such other documents, instruments or agreements as Lender may require to effectuate the intents and purposes of this Amendment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Administrative Agent and Lenders that:

3.1 After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct in all respects as if made on the date hereof (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Event of Default under the Credit Agreement after giving effect to this Amendment.

3.2 Borrower has full corporate power and authority to execute and deliver this Amendment, and to perform the obligations of its part to be performed under the Credit Agreement as amended hereby. Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment. No consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or similar right and no consent, license, approval or authorization of any governmental authority or agency is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.

3.3 This Amendment and the Credit Agreement as amended hereby are, or upon delivery thereof to Lender will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

ARTICLE 4

MISCELLANEOUS

4.1 The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

4.2 Borrower agrees to pay Lender on demand for all reasonable expenses, including reasonable fees and costs of attorneys, incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

4.3 This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth in the preamble hereto.

EPICOR SOFTWARE CORPORATION, a Delaware corporation, as Borrower

By:	/S/ MICHAEL A. PIRAINO
Name:	Michael A. Piraino
Title:	Chief Financial Officer and Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/S/ ROBERT W. BOSWELL
Name:	Robert W. Boswell
Title:	Vice President

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